UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 8, 2011

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Salary

On April 8, 2011, the compensation committee (the “Committee”) of the board of directors of drugstore.com, inc. (the “Company”) approved the following salaries for 2011 (effective as of April 10, 2011) for our named executive officers:

Executive Officer	2011 Salary
Dawn Lepore, President and CEO	$550,000
Robert Potter, Vice President, Chief Accounting Officer	$215,000
Tracy Wright, Vice President, Chief Finance Officer	$230,000
Yukio Morikubo, Vice President, Strategy and General Counsel	$290,000

Amendment to Dawn Lepore Offer Letter

On April 8, 2011, the Committee approved an amendment (the “Amendment”) to the Company’s offer letter with Dawn Lepore, its President and CEO (the “Offer Letter”) to provide medical benefits upon a qualifying termination of Ms. Lepore’s employment with the Company. Pursuant to the terms of the Amendment, in the event the Company terminates Ms. Lepore’s employment without “cause” or if Ms. Lepore terminates her employment for “good reason,” in each case as defined in her Offer Letter, and conditioned on Ms. Lepore executing a release of claims against the Company, Ms. Lepore will receive Company-paid health continuation coverage premiums for a period of 18 months under COBRA, as well as an additional payment to cover any taxes to her on the cost of such coverage (the “Continuation Benefits”). Such Continuation Benefits are in addition to the benefits Ms. Lepore was entitled to receive upon a qualifying termination pursuant to the terms of her Offer Letter, as previously described and disclosed.

A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The above summary is qualified in its entirety by the full text of the Amendment.

Retention Bonus Program

On April 8, 2011, the Committee approved a retention bonus program that includes up to $325,000 to be awarded to Company employees in the form of retention bonuses in recognition of the recipient’s contributions to the preparation, negotiation and finalization of the Agreement and Plan of Merger entered into between the Company and Walgreen Co. (the “Merger Agreement”) and the closing of the transactions contemplated in the Merger Agreement (the “Merger”). Messrs. Potter and Morikubo and Ms. Wright have been selected as participants in the retention bonus program. Subject to the completion of the Merger and subject to their continued employment with the Company through the completion of the Merger, Messrs. Potter and Morikubo and Ms. Wright will receive retention bonuses in an amount to be determined by the Company’s chief executive officer in consultation with the chairperson of the Committee and subject to the Committee’s final approval (but such amounts will not exceed the indicated per person maximum):

Executive Officer	Maximum Retention Bonus
Robert Potter, Vice President, Chief Accounting Officer	$25,000
Tracy Wright, Vice President, Chief Finance Officer	$30,000
Yukio Morikubo, Vice President, Strategy and General Counsel	$125,000

Item 8.01	Other Events.

drugstore.com plans to provide an employee Q&A, a notice regarding employee equity holdings, a notice to holders of stock options and stock appreciation rights, a notice to holders of restricted stock and a notice to holders of restricted stock units, in each case, regarding the proposed merger. A copy of each document is furnished herewith as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 respectively, and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Dawn Lepore Offer Letter, dated as of April 8, 2011, by and between drugstore.com, inc. and Dawn Lepore.

99.1	Form of Employee Q&A

99.2	Form of Notice regarding Employee Equity Holdings

99.3	Form of Notice to Holders of Stock Options and Stock Appreciation Rights

99.4	Form of Notice to Holders of Restricted Stock

99.5	Form of Notice to Holders of Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

By:	/s/ Yukio Morikubo
Yukio Morikubo Vice President, Strategy and General Counsel

Date: April 13, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Dawn Lepore Offer Letter, dated as of April 8, 2011, by and between drugstore.com, inc. and Dawn Lepore.

99.1	Form of Employee Q&A

99.2	Form of Notice regarding Employee Equity Holdings

99.3	Form of Notice to Holders of Stock Options and Stock Appreciation Rights

99.4	Form of Notice to Holders of Restricted Stock

99.5	Form of Notice to Holders of Restricted Stock Units